Exhibit 10.70

INVESTMENT RIGHTS AGREEMENT

This investment Rights Agreement (“Agreement”) entered into on this 1st day of October, 2007, by and among:

A.                                    IL&FS TRUST COMPANY LIMITED, a company incorporated under the Companies Act, 1956 having its Registered Office at The IL&FS Financial Centre, Plot No C-22, G Block, Bandra Kurla Complex, Bandra (East), Mumbai 400 051, as the trustee (“Trustee”) of the IL&FS Private Equity Trust, a trust established under the Indian Trusts Act, 1882, which is a Venture Capital Fund registered with the Securities and Exchange of India, investing through its venture capital scheme Leverage India Fund, which shall, unless repugnant to the subject or context, mean and include the Trustee for the time being and from time to time of the said trust, its successors and assigns acting through its investment manager IL&FS INVESTMENT MANAGERS LIMITED, a company incorporated in India under the Companies Act, 1956 and having its registered office at The IL&FS Financial Centre, Plot No. C-22, G Block, Bandra-Kurla Complex, Bandra (East), Mumbai 400 051, India (hereinafter referred to as “Investor”, which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns);

B.                                    SINDU PRIVATE LIMITED, a company organised and existing under the Companies Act, 1956, whose registered office is at 101 Jyothi Homes, Srinagar Colony, Hyderabad 500073, India, (hereinafter referred to as “Sindu” which expression shall, unless repugnant to the context or meaning thereof, be deemed to include its successors and permitted assigns);

C.                                    NAPO PHARMACEUTICALS, INC., a company organised and existing under laws of the State of Delaware, USA, whose registered office is at 1170, Veterans Boulevard, Ste. 244, South San Francisco, California 94080, USA (hereinafter referred to as “Napo” which expression shall, unless repugnant to the context or meaning thereof, be deemed to include its successors and permitted assigns); and

D.                                    INDUS PHARMACEUTICALS, INC., a company organised and existing under laws of the State of Delaware, USA, and parent corporation of Sindu (hereinafter referred to as “IndUS” which expression shall, unless repugnant to the context or meaning thereof, be deemed to include its successors and permitted assigns) Napo, Sindu, IndUS and the Investor are hereinafter individually referred to as “Party” and collectively as “Parties”.

WHEREAS:

A.                                    Sindu is engaged in the business of conducting research and development activities for all kinds of pharmaceuticals (“Business”)

B.                                    Sindu, IndUS and Napo have approached the Investor with their proposal of investment in Sindu and the Investor has accepted such proposal by agreeing to invest in Sindu the INR equivalent of USD 500,000 i.e. INR 19,874,900 (“Investment Amount”) and the Shares Investment Amount in Sindu.  The Shares Investment Amount is to be invested by subscription to 10 Shares (as defined in the Subscription Agreement) and the Investment

Amount is to be invested by subscription to 357,143 OCRPSs (as defined in the Subscription Agreement) (the Shares and the OCRPSs are hereinafter collectively referred to as “Sindu Equity”) to be issued by Sindu to the Investor

C.                                    Within ten (10) Business Days after the Investor has invested the Total Investment Amount in Sindu, and has subscribed to the Sindu Equity, Sindu shall invest an amount equal to the Total Investment Amount in Napo.  Sindu shall make such investment by subscription to the Sindu Napo Common Stock (as defined hereinafter) to be issued to Sindu by Napo at a price per Common Share of UK 70 pence pursuant to the terms of the Subscription Agreement

D.                                    Pursuant to the subscription agreement as of the date hereof entered into among Napo, Sindu, IndUS and the Investor (the “Subscription Agreement” and, together with this Agreement, the “Transaction Agreements”), the Investor has subscribed to the Sindu Equity

E.                                     The Parties are entering into this Agreement for the purpose of recording the terms and conditions regulating the relationship of the Investor, Napo, IndUS and Sindu for certain matters relating to the transfer of the Sindu Equity, and the management and operation of Sindu and their mutual rights and obligations

NOW, THEREFORE, the parties agree as follows:

1)                                     DEFINITIONS AND INTERPRETATION

a)                                     In this Agreement, unless the context requires otherwise, capitalised terms have the meaning ascribed to them in this Clause 1.  Capitalised terms not otherwise defined herein shall have the meaning ascribed to them in each Subscription Agreement:

“Affiliate” means and includes any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a Party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors, managers or other governing authority.  In relation to the Investor, the term Affiliate shall also mean and include any fund under the management of the Investor or under the management of the investment manager of the Investor

“Business Day” means any day other than a Saturday, a Sunday or any day on which banks in New York City (United States of America) and Mumbai (India) are permitted to be closed

“Change of Law” means a change of Law such that the Investor is permitted under applicable Law to own and hold Sindu Napo Common Stock

“Corporate Reorganization” means the sale of all or substantially all of the assets of Napo authorized by Napo and/or its stockholders in accordance with applicable Law, or a merger or consolidation of Napo into or with another corporation for cash and/or other consideration

“Corporate Reorganization Consideration” means the consideration received by Napo’s stockholders for their stock in Napo in connection with a Corporate Reorganization (net of any charges related to the receipt of such consideration, including but not limited to commissions and taxes of any kind and taxes that may be owed by Sindu to any Government Authority in respect of such consideration)

“Effective Date” means the Completion Date, as defined in the Subscription Agreement

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, security interest, option, voting arrangement or other encumbrance of any kind

“Exempted New Securities” means Securities issued pursuant to or in connection with :  (i) sale/offerings pursuant to a registration statement filed under the Securities Act, 1933, or under any comparable securities law(s) for any recognized stock exchange, or Securities issued pursuant to or in connection with a listing under (a) the Alternative Investment Market operated by the London Stock Exchange (“AIM”) or (b) the London Stock Exchange; (ii) a merger or acquisition of another Person with the Napo Group; (iii) stock splits, stock dividend or recapitalization or distribution of profits as approved by the board of directors of Sindu or Napo; (iv) strategic acquisitions including but not limited to joint ventures/ partnerships/ alliances with vendors or those pursuant to marketing/distribution arrangements; (v) exercise or conversion of outstanding convertible securities and (vi) stock options, stock or the exercise of stock options, issued pursuant to any incentive equity plan of Sindu, IndUS or Napo

“Financial Year” means the financial year of Napo, which ends on December 31 of the calendar year

“Governmental Authority” means any nation or government or any province, state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of India or the United States of America or any political subdivision thereof or of any other applicable jurisdiction; any court, tribunal or arbitrator and any securities exchange or body or authority regulating such securities exchange

“Investor Share Entitlement” means:

(a)                                 one (1) share of Sindu Napo Common Stock per OCRPS held by the Investor, at the time of determination, as may be appropriately adjusted for applicable stock splits, bonus, combinations, reclassifications and the like, or

(b)                                 in the event that the Investor exercises its rights under Clause 6(f) below, the larger of:

(i)                                     The Pro Rata Share of Shares equal to a maximum of 5% of the paid up share capital of Sindu as on the date of conversion post issuance of Shares to the Investor, depending on the number of OCRPSs held by the Investor on such date; or

(ii)                                  Such number of Shares, as provides the Investor with an IRR of 30% at the Follow on Investment Valuation

“Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (ii) approvals of any Governmental Authority and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority

“Liquidity Amount” means an amount, being the net proceeds received by Sindu from the sale of Sindu Napo Common Stock including any dividend or other compensation received by Sindu on the Sindu Napo Common Stock, (net of any charges related to the sale of the Sindu Napo Common Stock that would ordinarily apply to such sale of Sindu Napo Common Stock, including but not limited to commissions and taxes of any kind and taxes that may be owed by Sindu to any Government Authority as a result of such sale)

“Napo Common Stock” shall mean common stock of Napo

“Napo Group” shall mean Sindu, IndUS or Napo, as the context may require or Sindu, IndUS and Napo, collectively

“New Securities” means Securities other than the exercise or conversion of outstanding convertible securities and the issuance of stock options or stock or the exercise of stock options, issued pursuant to any incentive equity plan of Sindu

“OCRPS” means an optionally convertible, redeemable, non-cumulative, non-participating preference share of Sindu having a par value of Rupee Ten (10), with a fixed dividend rate of 0.00001% which preference shares are:  (i) convertible into Shares of Sindu; or (ii) exchangeable for Sindu Napo Common Stock (subject to compliance with applicable Law), or (iii) redeemable under certain circumstances, for an amount as set forth in this Agreement

“Person” means any natural person, firm, company, Governmental Authority, joint venture, association, partnership or other entity (whether or not having separate legal personality)

“Pro Rata Share” means, with respect to any shareholder, the proportion that the number of Securities held by such shareholder bears to the aggregate number of Securities held by all shareholders, in each case on a fully diluted basis, in the respective company

“Regulation S” means Regulation S, promulgated under the U.S. Securities Act of 1933, as amended

“Shares” means equity shares of Sindu having a par value of INR 10 with one vote per share

“Securities” means, with respect to any Person, such Person’s equity share capital, partnership interests or other ownership interests (including, without limitation, in the case of Sindu, Shares) or any options, warrants, loans or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such equity share capital, partnership interests or other ownership interests

“Sindu Napo Common Stock” means the Napo Common Stock issued to Sindu upon the purchase by Sindu of Napo Common Stock and shall include Securities resulting from stock splits, stock dividend or by recapitalization or distribution of profits or on a Corporate Reorganization

“Subsidiary” or “Subsidiaries” means, with respect to any specified Corporate Entity, any other Corporate Entity directly controlled by such specified Corporate Entity.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Corporate Entity, shall mean the beneficial ownership directly or indirectly of more than 50% of the voting securities of such entity or the possession of the power to direct or cause the direction of the management or policies of such Corporate Entity through the ownership of voting securities or any other means.

“Corporate Entity” shall mean a corporation, a partnership, a limited liability company, a trust, or any other entity or organization

“Transfer” means to sell, gift, assign, amalgamate, merge or suffer to exist (whether by operation of law or otherwise) or create any Encumbrance on any Shares or any right, title or interest therein or otherwise to dispose of or alienate in any manner whatsoever

b)                                     Interpretation :

(i)                                     References to any Party shall, where the context permits, include such Party’s successors, legal representatives and permitted assigns;

(ii)                                  The headings are inserted for convenience only and shall not affect the construction of this Agreement;

(iii)                               Unless the context requires otherwise, words importing the singular include the plural and vice versa, and pronouns importing a gender include each of the masculine, feminine and neuter genders; and

(iv)                              The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Clause hereof.

2)                                     TERMS OF THE OCRPSs

a)                                     Tenure of the OCRPSs:  Subject to the terms of this Agreement, the OCRPSs shall have a tenure of four (4) years from the Effective Date (“Tenure”).  Subject to the terms of this Agreement, the OCRPSs shall be compulsorily redeemable by Sindu upon the expiry of the Tenure.  The OCRPSs shall be exchanged, converted or redeemed in the manner and pursuant to the terms set forth in Clause 6

3)                                     PURCHASE OF SINDU NAPO COMMON STOCK

a)                                     No later than ten (10) Business Days after the issuance of the OCRPSs to the Investor, Sindu shall subscribe for, and Napo shall issue to Sindu, the Sindu Napo Common Stock in accordance with the terms of the Subscription Agreement

b)                                     No later than fifteen (15) Business Days after the investment by Sindu in the Sindu Napo Common Stock, Napo Group shall arrange to open necessary trading account for selling of Sindu Napo Common Stock by Sindu whose operating/trading control shall always be with Investor

c)                                      If the Sindu Napo Common Stock has not been issued by Napo to Sindu by November 5, 2007 (or such later date as mutually agreed to between the Parties), then Sindu shall (and Napo undertakes that Sindu shall) redeem all the OCRPSs issued to the Investor on 6th November, 2007 for an amount that is equal to 105% of the Investment Amount (without any deductions), and thereafter neither Sindu, Napo, IndUS or the Investor shall have any further rights or obligations under this Agreement.  Simultaneously, with the receipt of the aforesaid amount, the Investor shall sell and Napo shall have the right to purchase or nominate a Person to purchase the outstanding Shares (such Shares shall be transferred for a consideration being the par value of such Shares), such that when all the Sindu Napo Common Stock is redeemed, then the Investor shall have no further Sindu Equity or any other rights in Sindu, or under this Agreement

4)                                     RIGHTS AND PREFERENCES OF THE INVESTOR

a)                                     Investor Transfer of Securities:  Subject to the conditions set forth herein below, the Investor or its Affiliates may Transfer all (and not part of) the OCRPSs (or the Shares issued to the Investor pursuant to conversion of the OCRPSs) along with all the other Shares held by it to any Person who is “Resident Indian” as defined under the Foreign Exchange Management Act, 1999, subject to the requirements of applicable Laws, including specifically, applicable securities Laws of India and subject to such Person executing a Deed of Adherence as set forth in Annexure 1.  Such Transfer shall only be permitted so long as the Transferee becomes a party to this Agreement, and shall have the rights and obligations of the Investor as set forth in this Agreement; provided, however, that the Transferee shall not under any circumstances have any board rights or affirmative rights pursuant to Clause 8 below.  Notwithstanding the foregoing, the Investor is free to Transfer their Shares to any of its Affiliates with all the rights of the Investor pursuant to this Agreement continuing to remain with the Investor

b)                                     Sindu Transfer of Securities:  Except pursuant to Clauses 4(d), 6(d) and 6(e), so long as the Investor holds any OCRPSs, Sindu shall not on its own accord Transfer the Sindu Napo Common Stock equivalent to the Investor Share Entitlement without the prior written consent of the Investor

c)                                      Voting of Sindu Napo Common Stock:  If at any time there is a vote of stockholders of Napo, whether by written consent, or a stockholders meeting or in any other manner, Sindu shall exercise its vote(s) in the manner instructed by the Investor, the intent being that the Investor shall be entitled to vote those number of Sindu Napo Common Stock shares as equal to the Investor Share Entitlement

d)                                     Liquidation Preference:  If the Investor is holding OCRPSs, then in the event of winding-up, dissolution and/or liquidation of Napo, or Sindu (except by virtue of a Corporate Reorganization), to the extent of funds legally available, Sindu shall be permitted to sell the Sindu Napo Common Stock without the prior consent of the Investor, and the Investor shall be entitled to such an amount equal to the amount to which the Investor would be entitled as a creditor of Sindu up to the Liquidity Amount (net of any charges related to the receipt of such cash proceeds, including but not limited to taxes of any kind and taxes that may be owed by Sindu to any Government Authority as a result of such receipt).  In the event the amount available under applicable Law with Sindu to redeem the OCRPSs is less than the Liquidity Amount as a result of accumulated losses in Sindu or due to insufficient profits or funds for any other reason, Napo Group undertakes to immediately make available the necessary funds to Sindu to the extent of such differential amount in order to enable Sindu to redeem the applicable OCRPSs for an amount equivalent to the Liquidity Amount.  Notwithstanding the foregoing, such obligation of Napo Group will not apply in any situation in which due to a change in applicable Law from the Effective Date, force majeure, the Napo Group are prohibited from delivering the Liquidity Amount in full to the Investor in connection with redeeming the OCRPSs

e)                                      Pre-emptive Rights:  In the event that, after the Effective Date, and so long as the Investor holds any Sindu Equity, Sindu proposes to issue any New Securities (other than Exempted New Securities), the Investor shall have a preemptive right, to subscribe for a Pro Rata Share of such New Securities.  Not less than fifteen (15) Business Days before a proposed issuance of New Securities (a “Proposed Issuance”), Sindu shall deliver to the Investor a written notice of the Proposed Issuance setting forth (i) the number, type and terms of the Securities to be issued, (ii) the consideration to be received by Sindu in connection with the Proposed Issuance and (iii) the identity of the allottees.  Within ten (10) Business Days following delivery of the notice referred to in this Clause 4(e), the Investor, if it elects to exercise its rights under this Clause 4(e) shall give written notice to Sindu specifying the number of Securities to be purchased by the Investor (which shall not be greater than its Pro Rata Share of such New Securities) and Sindu shall issue and allot such number of New Securities to the Investor within five (5) Business Days thereafter, upon receipt of the consideration specified in the aforesaid notice.  Provided further that Sindu shall not issue any New Securities after the date of execution of this Agreement, as mentioned above, till the Completion Date, as defined in Subscription Agreement

f)                                       Anti-Dilution Rights:  In the event that if, after the Effective Date but prior to the conversion or redemption or exchange of the OCRPSs in accordance with the terms of this Agreement, Sindu proposes to issue New Securities (other than Exempted New Securities) to any Person(s) other than to the Investor (“Follow on Investment Valuation”), the number of Shares that the OCRPSs shall be converted into in the event that the Investor exercises its rights under Clause 6(f) below shall be adjusted, to reflect the price at which the New Securities are being offered, such that the number of Shares that the OCRPSs held by the Investor convert into (pursuant to Clause 6(f) below) is as per its Investor Share Entitlement

g)                                      Dividends etc.:  In the event that post the Effective Date and prior to conversion or redemption or exchange of the OCRPSs in accordance with the terms of this Agreement, Napo declares and pays a dividend, bonus or other entitlement on the Sindu Napo Common Stock, the Investor will be entitled to any such dividend, bonus and other entitlements on the Sindu Napo Common Stock, in proportion to its Investor Share Entitlement (net of any charges related to such dividends, bonuses and other entitlements that would ordinarily apply to such payments including but not to taxes of any kind and taxes that may be owed by Sindu to any Government Authority as a result of the receipt of such payment) in accordance with the terms of this Agreement

5)                                     UNDERTAKINGS AND REPRESENTATIONS BY NAPO

a)                                     Napo and IndUS hereby undertake as follows:

(i)                                     Non-Transfer of Sindu Shareholding.  Except pursuant to or until a Corporate Reorganization occurring after Sindu acquires the Sindu Napo Common Stock, neither Napo (or its successors in interest), or IndUS (or its successors in interest) shall directly or indirectly Transfer its shareholding, or any portion of such shareholding, in Sindu until the earlier of the following:  (i) termination of this Agreement; or (ii) the Investor having exchanged the OCRPSs for Sindu Napo Common Stock or redeemed its OCRPSs and transferred its Shares; or (iii) the consent of all holders of the then outstanding OCRPSs has been obtained for such Transfer.  However in the event of a Corporate Reorganization Napo Group undertakes that Napo Group and/or the new entity resulting from Corporate Reorganization will guarantee the performance of the Transaction Agreements in all respects as per the obligations of Napo Group under the Transaction Agreements till the Investor receives the Liquidity Amount or the Corporate Reorganization Consideration as per Clause 6(e) of this Agreement as may be applicable

(ii)                                  Prohibition on Encumbrance.  Except pursuant to or until a Corporate Reorganization occurring after Sindu acquires the Sindu Napo Common Stock, neither Napo or IndUS shall create an Encumbrance over its shareholding or any portion of its shareholding in Sindu until the earlier of the following:  (i) termination of this Agreement; or (ii) the Investor has exchanged the OCRPSs for Sindu Napo Common Stock or redeemed its OCRPSs and transferred its Shares; or (iii) the consent of all holders the then outstanding OCRPSs has been obtained for such Transfer.  However in the event of a Corporate Reorganization Napo Group undertakes that Napo Group and/or the new entity resulting from Corporate Reorganization will guarantee the performance of the Transaction Agreements in all respects as per the obligations of Napo Group under the Transaction Agreements till the Investor receives the Liquidity Amount or the Corporate Reorganization Consideration as per Clause 6(e) of this Agreement as may be applicable

(iii)                               Amendment to Charter Documents.  Sindu shall, on or before Completion Date, amend the relevant provisions of the articles of association and bylaws of Sindu to incorporate therein the provisions of this Agreement and the Subscription Agreement.  The revised articles of association of Sindu shall be in a form satisfactory to the Investor

6)                                     EXCHANGE, CONVERSION OR REDEMPTION OF OCRPSs

a)                                     If, prior to the expiry of the Tenure, there occurs a Change of Law, then subject to and in accordance with applicable Law, as soon as practicable after such Change of Law, and in any event within 30 Business Days thereof, the Investor shall compulsorily exchange all of the OCRPSs then held by the Investor for the Investor’s Share Entitlement (“Exchange Right”).  Such transfer/exchange of OCRPSs shall be done as per applicable law without any additional cost to be incurred by Investor.  Provided that, simultaneously with such transfer/exchange, the Investor shall Transfer all the Sindu Equity held by it to Sindu or Napo, or such other Person as nominated by Napo, as per applicable law, and in the case of the Shares, such Shares shall be transferred for a consideration being the par value of such shares.  It is hereby clarified that, upon exercise of the Exchange Right, and upon consequent transfer of the Investor Share Entitlement to the Investor, the Investor shall have the rights that other holders of Napo Common Stock would have.

b)                                     In the event that the Investor does not exercise the Exchange Right under Clause 6(a) above, within 30 Business Days from the date of the Change in Law, all the OCRPSs held by the Investor shall automatically be exchanged for the Investor Share Entitlement, and, as a condition to receiving the share certificates in relation to the Investor Share Entitlement, the Investor shall execute such purchase agreements as reasonably requested by Sindu/Napo.  The exchange of all the OCRPSs for the Sindu Napo Common Stock and the Transfer of the Shares shall be in accordance with Clause 6(a)(i) and (ii) above.

c)                                      If there is no Change of Law prior to the expiry of the Tenure, then at anytime prior to the expiry of the Tenure, subject to and in compliance with applicable Law, the Investor shall have the right to cause Sindu to sell in part or full up to such number of Sindu Napo Common Stock shares as equal to such Investor’s Share Entitlement as directed by the Investor at the price determined by the Investor; provided, however, that Sindu has no obligation to sell such Sindu Napo Common Stock if there is no willing buyer for such Sindu Napo Common Stock at the price requested by the Investor (but shall have no additional obligations to pay any transfer fees or expenses except to cover customary brokerage fees, if any, which will be calculated in determining the Liquidity Amount in any event).  Upon sale of the Sindu Napo Common Stock, Sindu shall utilize the

Liquidity Amount subject to the provisions of the Companies Act, 1956, and prior to use of such proceeds for any other purpose, to redeem such number of OCRPSs held by the Investor as determined below in this clause; provided, however, that the Investor’s right to instruct Sindu to transfer the Sindu Napo Common Stock, and Sindu’s obligation to transfer the Sindu Napo Common Stock, shall also be subject to any applicable Laws and regulatory holding periods.  In the event the amount available under applicable Law with Sindu to redeem the OCRPSs is less than the Liquidity Amount as a result of accumulated losses in Sindu or due to insufficient profits or funds for any other reason, Napo Group undertakes to immediately make available the necessary funds to Sindu to the extent of such differential amount in order to enable Sindu to redeem the applicable OCRPS’s for an amount equivalent to the Liquidity Amount.  Notwithstanding the foregoing, such obligation of Napo Group will not apply in any situation in which due to a change in applicable Law from the Effective Date, force majeure, the Napo Group are prohibited from delivering the Liquidity Amount in full to the Investor in connection with redeeming the OCRPSs.  Until such redemption, the Liquidity Amount will not be utilized by the Napo Group for any other purpose.  Subject to the foregoing, within fifteen (15) Business Days from the receipt of the Liquidity Amount, Sindu shall utilize the Liquidity Amount, subject to the provisions of the Companies Act, 1956, and applicable Law, to redeem such number of OCRPSs held by the Investor in the ratio of the Investor Share Entitlement with respect to the number of shares of Sindu Napo Common Stock sold (adjusted appropriately for stock splits, combinations, reclassifications and the like).  Simultaneously, with the receipt of the Liquidity Amount, the Investor shall sell and Napo shall have the right to purchase or nominate a Person to purchase such number of the Shares, pro rated with respect to the number of shares of Sindu Napo Common Stock sold (such Shares shall be transferred for a consideration being the par value of such shares).  This pro rated sale of the Shares shall apply to each successive sale of Sindu Napo Common Stock, such that when all the Sindu Napo Common Stock is finally sold, then the Investor shall have no further Sindu Equity or any other rights in Sindu, or under this Agreement

d)                                     If there is no Change of Law prior to the expiry of the Tenure, and the Investor has not fully exercised its rights pursuant to Clause 6(c) above, then immediately upon expiry of the Tenure, Sindu shall, without requiring the consent of the Investor, have the right to sell the outstanding Sindu Napo Common Stock held by Sindu and use the proceeds obtained therefrom to compulsorily redeem the outstanding OCRPS and credit to the Investor’s account an amount equivalent to the Liquidity Amount applicable to such outstanding OCRPS within 15 days of the date of expiry of the Tenure.  In the event the amount available under applicable Law with Sindu to redeem the OCRPSs is less than the Liquidity Amount applicable to such outstanding OCRPSs as a result of accumulated losses in Sindu or due to insufficient profits or funds for any other reason, Napo Group undertakes to immediately make available the necessary funds to Sindu to the extent of such differential amount in order to enable Sindu to redeem the applicable OCRPS’s for an amount equivalent to the Liquidity Amount.  Simultaneously, with the receipt of the Liquidity Amount, the Investor shall sell and Napo shall have the right to purchase or nominate a Person to purchase the outstanding Shares (such Shares shall be transferred for a consideration being the par value of such shares), such that when all the Sindu Napo

Common Stock is finally sold, then the Investor shall have no further Sindu Equity or any other rights in Sindu, or under this Agreement

e)                                      Notwithstanding the foregoing, in the event of a Corporate Reorganization prior to a Change of Law where the Investor has not fully exercised its rights pursuant to Clause 6(c) above or Clause 6(f) below, then upon consummation of the Corporate Reorganization, Sindu shall redeem the OCRPS then outstanding and credited to the Investor’s account(s) in consideration of the Corporate Reorganization Consideration allocated to the Investor based on the Investor’s Share Entitlement, which consideration if in cash shall be credited to a bank account as designated by the Investor and otherwise appropriately transferred to the Investor; provided, however, that if applicable Law prohibits the Investor from receiving equity securities as the Corporate Reorganization Consideration, Sindu shall at the option of the Investor (i) pay the Investor the fair market value of such securities in cash as such equity securities are valued in the Corporate Reorganization (net of any charges related to the receipt of such consideration, including but not limited to commissions and taxes of any kind and taxes that may be owed by Sindu to any Government Authority in respect of such consideration), or (ii) establishing a structure reasonably acceptable to the Investor that would permit the Investor to retain the beneficial interest in such Corporate Reorganization securities pari passu with the Investor’s beneficial interest through the OCRPSs in the Sindu Napo Common Stock.  In the event the amount available under applicable Law with Sindu to redeem the OCRPSs is less than the Corporate Reorganization Consideration allocated to the Investor based on Investor’s Share Entitlement applicable to such outstanding OCRPSs as a result of accumulated losses in Sindu or due to insufficient profits or funds for any other reason, Napo Group undertakes to immediately make available the necessary funds to Sindu to the extent of such differential amount in order to enable Sindu to redeem the applicable OCRPS’s for an amount equivalent to the Corporate Reorganization Consideration allocated to the Investor based on Investor’s Share Entitlement.  Simultaneously, with the aforesaid, the Investor shall sell and Napo shall have the right to purchase or nominate a Person to purchase the outstanding Shares (such Shares shall be transferred for a consideration being the par value of such shares), such that when all the Sindu Napo Common Stock is finally sold, then the Investor shall have no further Sindu Equity or any other rights in Sindu, or under this Agreement

f)                                       At any time during the Tenure, the Investor shall be entitled to convert the OCRPSs then outstanding and Sindu shall issue to the Investor such number of Shares being equivalent to the Investor Share Entitlement; provided, however, that the Investor shall exercise the conversion option attached to all the OCRPSs held by it in a single instance and such conversion is subject to and in compliance with all applicable Laws

g)                                      Notwithstanding anything to the contrary mentioned in this Agreement, in the event the Investor ceases to hold all the OCRPSs (and consequently any Shares) whether by exchange, or redemption, and has received all amounts owed to it pursuant to this Agreement, the Investor will cease to have any rights or interest in relation to the OCRPSs, or any rights or interest in the Sindu Napo Common Stock, Napo, or Sindu and this Agreement shall terminate with respect to the Investor in accordance with Clause 16 hereto

7)                                     EXIT MECHANISM

a)                                     Liquidity Events:  The Napo Group agree to work towards creating a Liquidity Event, such as one listed in Clause 7 (b) below, for the investment of the Investor pursuant to this Agreement within a period of three years from the Effective Date.  Napo Group shall bear all expenses for the Liquidity Event

b)                                     Possible Liquidity Events:  The Parties shall in good faith consider any one of the following actions as a Liquidity Event:

(i)                                     Listing of shares of Sindu through an IPO or Offer for Sale;

(ii)                                  Sale of Sindu’s entire business or 100% of its share capital including OCRPS;

(iii)                               Buyback of Securities;

(iv)                              Merger of Sindu with other listed companies

8)                                     ACCOUNTS AND CORPORATE GOVERNANCE (INFO RIGHTS)

a)                                     Auditors:  Napo Group shall appoint reputable auditors to audit the accounts and financial statements of Napo, Sindu and their respective Subsidiaries

b)                                     Board and Investor Director:  The Board shall consist of at least 3 directors and upto 5 Directors.  So long as the Investor holds any OCRPSs or Shares purchased hereunder, it shall have the right to appoint a Director to the Board of Sindu (the “Investor Director”) until the termination of this Agreement in accordance with its terms

c)                                      Rights of Investor Director:  The Investor Director shall have the same voting rights as any other director on the board of directors and committees of Sindu, subject to applicable Law.  The Investor Director shall be given notice of all meetings in accordance with the bylaws

d)                                     Reasonable Expenses:  All reasonable and documented expenses incurred by the Investor Director for attendance at a meeting of the board of directors or committees of Sindu shall be borne by Sindu

e)                                      Notice:  A meeting of the board of directors of Sindu may be called in accordance with the bylaws or articles of association.  The Investor Director shall be entitled to a written agenda, which may be delivered by electronic mail or otherwise, specifying in reasonable detail the business of such meeting.  Subject to the above, Sindu (as the case may be) shall ensure that notice of a meeting of the board of directors is received in compliance with applicable Law and the bylaws or articles of association at least five (5) Business Days prior to such meeting of the board of directors

f)                                       Telephonic and Video-Conferencing Participation:  If permitted by applicable Law and the articles of association of Sindu, the Investor Director may at his or her option participate in meetings of the board of directors by telephone or video conferencing or any other means of contemporaneous communication, provided that the Investor Director must acknowledge his presence for the purpose of the meeting and the Investor Director not doing so shall not be entitled to speak or vote at the meeting.  The Investor Director may not leave the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting and the Investor Director shall conclusively be presumed to have been present and formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid

g)                                      Affirmative Voting Matters:  Until the termination of this Agreement in accordance with Clause 16 no action set forth below may be taken by Sindu at a meeting of the board of directors (or committee thereof) or by circular resolution or at a shareholders’ meeting, in connection with any of the matters set forth in this Clause 8(g) without the affirmative vote of the Investor Director (in the case of a meeting of the board of directors (or committee thereof) or by circular resolution) and the Investor in the case of shareholders meeting, without which such matter shall be deemed not to be approved by the Board, committee or shareholders.  The Investor agrees not to unreasonably withhold, condition or delay its affirmative vote in respect of such matters.  The matters which shall be subject to the provisions of this Clause 8(g) are:

(i)                                     So long as the Investor holds any OCRPSs, any action that authorizes, creates or issues debt instruments, which are more favourable or superior to the terms of the OCRPSs

(ii)                                  Any amendments to the memorandum of association, articles of association or by-laws of Sindu to the extent such amendment adversely affects the rights and interest of the Investors.  Notwithstanding the foregoing, the provisions of this Agreement shall not be modified without the written consent of the Investors

(iii)                               Any changes in the accounting year of Sindu

(iv)                              Undertaking any business other than the Business

(v)                                 Issuance of New Securities by Sindu, buy-back, re-purchase, redemption of Securities of Sindu, reduction of the share capital of Sindu or any other change in capital structure of Sindu

(vi)                              Change in the size of the Board of Sindu such that the number of Directors is reduced below 3 or increased to more than 5

h)                                     Budgetary and Financial Estimates:  Prior to the commencement of any Financial Year, until the termination of this Agreement, the board of directors of Sindu shall approve on an annual basis the following :

(i)                                     Estimated sources and applications of funds;

(ii)                                  Estimated profit and loss account;

(iii)                               Estimated balance sheet; and

(iv)                              Detailed assumptions underlying the forecasts for sub-clauses (i) - (iii); above

i)                                         Use of Funds:  Sindu shall utilize the Investment Amount exclusively for the purposes of subscribing to the Sindu Napo Common Stock in accordance with the Transaction Agreements

9)                                     DEFAULT AND REMEDY

a)                                     In the event of any Party committing a breach of any of its material obligations pursuant to and in accordance with this Agreement and the Subscription Agreement and failing to rectify the same within a period of fifteen (15) Business Days of receipt of a written notice of such breach, the aggrieved Party shall be entitled to invoke the dispute resolution provision set forth in Clause 15(b) below, and may exercise all its rights in law, equity or otherwise including termination of this Agreement

10)                              REPRESENTATIONS AND WARRANTIES

a)                                     Each Party represents, severally and not jointly, to the other Parties hereto that:

(i)                                     such Party has the full power and authority to enter into, execute and deliver this Agreement including under its charter documents and to perform the transactions contemplated hereby and, if such Party is not a natural Person, such Party is duly incorporated or organised with limited liability and existing under the laws of the jurisdiction of its incorporation or organisation;

(ii)                                  the execution and delivery by such Party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorised by all necessary corporate or other action of such Party;

(iii)                               assuming the due authorisation, execution and delivery hereof by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors’ rights generally; and

(iv)                              the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not (i) violate any provision of the organisational or governance documents of such Party, (ii) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental authority in such Party’s country of organisation or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, other than as specifically contemplated or set forth in this Agreement and the Subscription Agreement; (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, (iv) violate any order, judgment or decree against, or binding upon, such Party or upon its respective securities, properties or businesses, or (v) other than as contemplated or set forth in this Agreement violate any Law or regulation of such Party’s country of organisation or any other country in which it maintains its principal office.  Without limiting the exceptions to the foregoing, it is acknowledged and contemplated that applicable securities laws and employment laws and public policy may limit the actions or require prior consents to the performance of the Napo Group’s or the Investor’s obligations hereunder

b)                                     The Napo Group represents and warrants that the transactions contemplated herein are in accordance with Law and that no regulatory approvals are required by it to enter into this and to perform its obligations hereunder

11)                              CONFIDENTIALITY

a)                                     The Investor undertakes that it shall not reveal, and shall use its reasonable efforts to ensure that its directors, officers, managers, partners, members, employees, legal, financial and professional advisors and bankers (collectively, “Representatives”) do not reveal, to any third party any Confidential Information without the prior written consent of Napo.  The term “Confidential Information” as used in this Agreement means (a) any information concerning the organisation, business, technology, trade secrets, know-how, finances, transactions or affairs of Sindu or Napo or IndUS or any other Party or any of their respective Representatives or affiliates (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date hereof), (b) any information or materials prepared by a Party or its Representatives that contains or otherwise reflects, or is generated from, Confidential Information and (c) the terms of this transaction (except to the extent and in the manner as the transaction is required under applicable Law to be disclosed or may be publicly announced or published by mutual written agreement among the parties.)

b)                                     Napo, IndUS and Sindu undertake that they shall not reveal, and shall use their respective reasonable efforts to ensure that their respective Representatives do not reveal, to any third party any Confidential Information of any Investor without the prior written consent of such Investor

c)                                      Notwithstanding the foregoing, the provisions of Clause 11(a) and Clause 11(b) shall not apply to :

(i)                                     disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of its Representatives in violation of this Agreement;

(ii)                                  disclosure by a Party to its Representatives provided such Representatives are bound by similar confidentiality obligations;

(iii)                               disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process or generally accepted accounting principles applicable to any Party or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; and

(iv)                              disclosure by Sindu or Napo of Confidential Information concerning Sindu or Napo or the terms of this Agreement that is reasonably necessary in the ordinary course of business or otherwise in connection with or pursuant to transactions or proposed transactions of Sindu or Napo, including but not limited to a listing on AIM or the London Stock Exchange

(v)                                 disclosure by Sindu or Napo of Confidential Information to existing investors of Napo

12)                              FURTHER ASSURANCES

a)                                     Each Party shall, at any time and from time to time upon the written request of any other Party :

(i)                                     promptly and duly execute and deliver all such further instruments and documents, and do or procure to be done all such acts or things, as such other Party may reasonably deem necessary or desirable in obtaining the full benefits of this Agreement and of the rights and ownership herein granted;

(ii)                                  do or procure to be done each and every act or thing, which such other Party may from time to time reasonably require to be done for the purpose of enforcing such other Party’s rights under this Agreement

13)                              INDEMNITY

a)                                     Napo undertakes to indemnify and keep indemnified for a period of one year from the date of this Agreement (the “Indemnified Period”) the Investor and its directors (the “Investor Parties”) against any loss, liability, claims, costs and expenses directly suffered by the Investor Parties as a result of, or in connection with or arising from a breach by Napo of the Sindu warranties and/or Napo Warranties or any terms of the Transaction Agreements not to exceed $500,000 in the aggregate (collectively, the “Losses”).  Such indemnity shall extend to include all costs, charges and expenses which Investor may pay or incur in disputing or defending any claim or action or other proceedings where authorized in accordance with the provisions of this Clause in respect of which indemnity may be sought under this Clause

b)                                     Notwithstanding the foregoing, without in any way limiting the obligation of Napo to indemnify the Investor Parties pursuant to the above Clause, Napo shall not be required to indemnify the Investor Parties for breach of any Sindu Warranties and/or Napo Warranties (A) unless written notice thereof has been given by the Investor Parties during the Indemnified Period and (B) unless and until the aggregate dollar amount of all Losses resulting or arising from any and all such breaches exceeds an aggregate of $50,000, at which point Napo shall indemnify the Investor Parties for the aggregate amount of all such Losses incurred, not to exceed $500,000 in the aggregate for all such Losses

c)                                      The foregoing indemnities of Napo shall not apply with respect to any breach by Napo of Sindu Warranties and/or Napo Warranties that results in a claim by a third party, unless the Investor Parties shall, with reasonable promptness, provide Napo with copies of any claims or other documents received and shall otherwise make available to Napo all relevant information material to the defense of any claim against the Investor Parties which shall serve as the basis for a claim by the Investor Parties pursuant to the terms hereof.  Notwithstanding the foregoing, the Investor Parties’ failure to give prompt notice or to provide copies of documents or to furnish relevant information shall not constitute a defense (in part or in whole) to any claim by the Investor Parties against Napo, except and only to the extent that such failure by the Investor Parties shall result in material prejudice to Napo.  Napo shall have thirty (30) days (or such shorter period as may be necessitated by the exigencies of such claim) within which to elect to defend such claim at its own expense and with counsel of its own choosing (who shall be reasonably acceptable to the Investor Parties, provided that the Investor Parties shall have the right at all times to fully participate in the defense thereof at their own expense.  Napo may not settle or compromise any such claim without the prior written consent of the Investor Parties, which consent shall not unreasonably be withheld unless as part of the settlement Napo obtains an unconditional release of the Investor Parties.  If Napo shall, within such thirty (30) days (or shorter) period, fail to defend such claim with counsel reasonably acceptable to the Investor Parties, the Investor Parties shall have the right, but not the obligation, to undertake the defense of such claim.  The Investor Parties may not settle or compromise any such claim without the prior written consent of Napo, which consent shall not be unreasonably withheld unless as part of the settlement the Investor Parties obtain an unconditional release of Napo

d)                                     Any claim of indemnity made by the Investor Parties under this Clause must be made in good faith in a writing executed by an officer of the Investor (the “Notice of Claim”) delivered to Napo within the Indemnified Period, and, if raised by such date, such claim shall survive until final resolution thereof.  Any such Notice of Claim will set forth with reasonable specificity the nature of the claim for indemnity and, if then determinable, the approximate amount of the claimed Losses, and shall include copies of any formal demand or complaint

e)                                      For the avoidance of doubt.  Napo shall be liable in accordance with the terms of this indemnity in respect of the business, operation and activities of Napo and Sindu to the extent such business, operation and activities of Napo and Sindu are the subject matter of a breach of the Sindu Warranties and/or Napo Warranties

f)                                       Napo shall ensure that Sindu enjoys the benefit of suitable director and officers insurance policy to cover its employees and directors and such director and officers insurance policy will not be terminated without the consent of the Investor

14)                              NOTICES

a)                                     Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by three (3) Business Days’ prior written notice specified to the relevant Party) :

To Sindu :	Sindu Private Ltd.
C/o IndUS Pharmaceuticals, Inc
27 Jenkins Road
Andover, MA 01810

Attention: Mr Pravin Chaturvedi

To Investor :	IL&FS Investment Managers Limited
The IL&FS Financial Centre, Plot No. C-22, G Block,
Bandra-Kurla Complex, Bandra (East), Mumbai 400 051
India

Attention: Mr Sunil Diwakar

To Napo :	Napo Pharmaceuticals, Inc.
1170 Veterans Blvd., Suite 244
South San Francisco, California 94080
USA

Attention: Chief Executive Officer

Copy:	Mr Donald C. Reinke
Reed Smith LLP
II Embarcadero Center, 20th Floor
San Francisco, CA 94111
415.391.8269

Any notice, demand or other communication so addressed to the relevant party shall (a) where sent by registered post or private courier shall be deemed to have been delivered when actually delivered to the relevant address and receipt is confirmed by the government or private carrier; and (b) where sent via facsimile, shall be deemed to have been delivered upon receipt of a transmission report confirming dispatch

15)                              GOVERNING LAW AND DISPUTE SETTLEMENT

a)                                     Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of India, without effect to its principles of conflict of laws

b)                                     Arbitration:  In the case of any dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or invalidity hereof, the Parties shall attempt to first resolve such dispute or claim through discussions between senior executives of each Party.  If the dispute is not resolved through such discussions within ten (10) Business Days after one Party has served a written notice on the other Party requesting the commencement of consultation, such dispute shall be referred to the highest ranking executive of each Party for resolution.  If the dispute is still not resolved through discussions between the highest ranking executives of the Parties within a further seven (7) Business Days, then the dispute or claim shall be finally settled by arbitration under the United Nations Commission on International Trade Law Arbitration Rules (the “UNCITRAL Rules”) as are in force at the time of any such arbitration and as may be amended by the rest of this Clause 15(b).  For the purpose of such arbitration, there shall be three arbitrators who shall be appointed by the relevant Parties in accordance with the UNCITRAL Rules (the “Arbitration Board”).  The Investor shall appoint one arbitrator and the CEO of Napo shall appoint one arbitrator who shall represent the Napo Group.  The two arbitrators so appointed shall appoint the third arbitrator as may be mutually agreed amongst them.  All arbitration proceedings shall be conducted in the English language and the place of arbitration shall be in Mumbai.  The Parties shall be entitled to seek injunctive reliefs from the courts of India having jurisdiction.  The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Clause 15(a).  Judgement upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be

c)                                      Good Faith:  Each Party shall co-operate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement

d)                                     Costs and Expenses:  The costs and expenses of the arbitration (other than attorneys fees and expenses), including, without limitation, the fees of the arbitration and the Arbitration Board, shall be determined by the Arbitration Board.  The Arbitration Board would have the power to award interest on any sum awarded pursuant to the arbitration proceedings and such sum would carry interest, if awarded, until the actual payment of such amounts

e)                                      Final and Binding:  Subject to applicable Law, any award made by the Arbitration Board shall be final and binding on each of the Parties that were parties to the dispute

16)                              TERM

a)                                     This Agreement shall come into effect on the Effective Date and shall continue until the Investor ceases to hold any OCRPSs and Shares at which time, this Agreement and the obligations and rights of each Party shall terminate, provided, however, that Clauses 10, 11, 12, 13, 14, 15 and 17 shall survive any such termination

17)                              MISCELLANEOUS

a)                                     Amendment:  This Agreement may not be amended, modified or supplemented except by a written instrument executed by Napo, Sindu, IndUS and Investors

b)                                     Waiver:  No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party waiving such provision.  No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by a Party of any breach by another Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof

c)                                      Assignment:  Neither this Agreement nor any of the rights or obligations hereunder shall be assignable, except with the mutual written consent of Napo, Sindu and the Investor.  Provided that upon a transfer by the Investor of its OCRPSs and Shares to a Person in accordance with this Agreement, it shall have the right to assign all its rights and obligations under this Agreement to such Person except the rights under Clause 8 unless the transfer is to an Affiliate

d)                                     Entire Agreement:  This Agreement, any Investor subscription agreements and the schedules and annexures attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters

e)                                      Severability:  Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part.  To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of the remainder of this Agreement

f)                                       Counterparts and Facsimile Signatures:  This Agreement may be executed in one or more counterparts which, signed and taken together, shall constitute one document.  A facsimile signature on this Agreement, if legible and complete, will be regarded as an original signature

g)                                      Consent to Specific Performance:  The Parties declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations hereunder

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed on the day and year first above written

/s/ Pravin Chaturvedi
FOR AND ON BEHALF OF SINDU PRIVATE LIMITED
By:	Pravin Chaturvedi
Title:	Director

/s/ Lisa A. Conte
FOR AND ON BEHALF OF NAPO PHARMACEUTICALS INC.
By:	Lisa A. Conte
Title:	CEO

/s/ Pravin Chaturvedi
FOR AND ON BEHALF OF INDUS PHARMACEUTICALS INC.
By:	Pravin Chaturvedi
Title:	CEO

/s/ [name of signatory]
FOR AND ON BEHALF OF IL&FS TRUST COMPANY LIMITED
BY THE HAND OF AUTHORISED REPRESENTATIVE OF IL&FS INVESTMENT MANAGERS LIMITED
By:
Title:

ANNEXURE I

DEED OF ADHERENCE
FORM OF DEED OF ADHERENCE

THIS DEED (“DEED”) IS MADE ON      DAY OF            , 200[  ]

BETWEEN:

A.                                    IL&FS TRUST COMPANY LIMITED, a company incorporated under the Companies Act, 1956 having its Registered Office at The IL&FS Financial Centre, Plot No. C-22, G Block, Bandra-Kurla Complex, Bandra (East), Mumbai 400 051, as the trustee (“Trustee”) of the IL&FS Private Equity Trust, a trust established under the Indian Trusts Act, 1882, which is a Venture Capital Fund registered with the Securities and Exchange of India, investing through its venture capital scheme Leverage India Fund, which shall, unless repugnant to the subject or context, mean and include the Trustee for the time being and from time to time of the said trust, its successors and assigns acting through its investment manager IL&FS INVESTMENT MANAGERS LIMITED, a company incorporated in India under the Companies Act, 1956 and having its Registered Office at The IL&FS Financial Centre, Plot No. C-22, G Block, Bandra-Kurla Complex, Bandra (East), Mumbai 400 051, India (hereinafter referred to as “Investor”, which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns);

B.                                    SINDU PRIVATE LIMITED, a company organised and existing under the Companies Act, 1956, whose registered office is at 101 Jyothi Homes, Srinagar Colony, Hyderabad 500073, India, (hereinafter referred to as “Sindu” which expression shall, unless repugnant to the context or meaning thereof, be deemed to include its successors and permitted assigns);

C.                                    NAPO PHARMACEUTICALS, INC., a company organised and existing under laws of the State of Delaware, USA, whose registered office is at 1170, Veterans Boulevard, Ste. 244, South San Francisco, California 94080, USA (hereinafter referred to as “Napo” which expression shall, unless repugnant to the context or meaning thereof, be deemed to include its successors and permitted assigns);

D.                                    INDUS PHARMACEUTICALS, INC., a company organised and existing under laws of the State of Delaware, USA, and parent corporation of Sindu (hereinafter referred to as “IndUS” which expression shall, unless repugnant to the context or meaning thereof, be deemed to include its successors and permitted assigns); and

E.                                     [            ] (the New Shareholder);

WHEREAS:

(A)                               The Investor, Sindu, Napo and IndUS are parties to an Investment Rights Agreement dated [   ] (the Agreement)

(B)                               The New Shareholder proposes to purchase for [   ] OCRPSs/ Shares of Rs. [   ] each in the capital of Sindu from the Investor, for a purchase price of [   ]

(C)                               This deed is made by the New Shareholder in compliance with Section 4(a) of the Agreement

THIS DEED WITNESSES AS FOLLOWS:

(1)                                 Capital terms used but not defined in this Deed shall have the respective meanings given to such terms in the Agreement

(2)                                 The New Shareholder confirms that it has been supplied with a copy of the Agreement

(3)                                 The New Shareholder hereby purchases [   ] OCRPSs/ Shares of Rs. [   ] each in the capital of Sindu from the Investor at a purchase price of Rs. [   ] per OCRPS/ Share and agrees to hold the shares subject to Agreement and the memorandum and articles of association of Sindu

(4)                                 The New Shareholder undertakes to Sindu, Napo and IndUS to be bound by the Agreement in all respects as if the New Shareholder was a party to the Agreement and named in it as the Investor and to observe and perform all the provisions and obligations of the Agreement applicable to or binding on the Investor under the Agreement insofar as they fall to be observed or performed on or after the date of this deed.  Provided that the New Shareholder shall not under any circumstances have the board rights or affirmative voting and veto rights of the Investor pursuant to Clause 8 of the Agreement

(5)                                 Napo, Sindu and IndUS undertake to the New Shareholder to observe and perform all the provisions and obligations of the Agreement applicable to or binding on them under the Agreement and acknowledge that the New Shareholder shall be entitled to the rights and benefits of the Agreement as if the New Shareholder were named in the Agreement in place of Investor as a shareholder with effect from the date of this deed.  Provided that the New Shareholder shall not under any circumstances have the board rights or affirmative voting and veto rights of the Investor pursuant to Clause 8 of the Agreement

(6)                                 This deed is made for the benefit of (a) the parties to the Agreement and (b) every other person who after the date of the Agreement (and whether before or after the execution of this deed) assumes any rights or obligations under the Agreement or adheres to it

(7)                                 The New Shareholder hereby represents and warrants, as of the date hereof, to Napo, Sindu and IndUS Team as follows:

(i)                                     The New Shareholder has the legal capacity and the full power, authority to enter into this Deed and to perform the obligations set out in this Deed and the Agreement and has duly executed and delivered this Deed;

(ii)                                  Neither the execution of this Deed nor the performance by the New Shareholder of any of its obligations hereunder or under the Agreement will conflict with or result in a breach of any provisions of any law, regulation, judgment, order, authorization, agreement or obligation or document binding on or applicable to the New Shareholder;

(iii)                               No event is outstanding which constitutes (or with the giving of notice, lapse of time or making of any determination or satisfaction of other conditions, is likely to constitute) a default under any other document or obligation assumed or otherwise binding on the New Shareholder to an extent which has or is reasonably likely to have a material adverse effect on the performance of the obligations by the New Shareholder under this Deed or the Agreement;

(iv)                              The New Shareholder has not granted or agreed to grant in favour of any person any interest in or any option or other rights in respect of any of the OCRPSs/ Shares of Sindu to be held by it

(8)                                 The address and facsimile number of the New Shareholder for the purposes of Clause 14 of the Agreement is as follows:  [   ]

(9)                                 This deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same deed and any party may enter into this deed by executing a counterpart

(10)                          This deed is governed by and shall be construed in accordance with Indian law.  The terms and conditions of the Agreement in relation to the provisions regarding arbitration shall be deemed to have been incorporated in this Deed

IN WITNESS OF WHICH THIS DEED HAS BEEN EXECUTED AND HAS BEEN DELIVERED ON [             ]

/s/ Pravin Chaturvedi
FOR AND ON BEHALF OF [NEW SHAREHOLDER]
By:	Pravin Chaturvedi
Title:	Director

/s/ Pravin Chaturvedi
FOR AND ON BEHALF OF SINDU PRIVATE LIMITED
By:	Pravin Chaturvedi
Title:	Director

/s/ Lisa A. Conte
FOR AND ON BEHALF OF NAPO PHARMACEUTICALS INC.
By:	Lisa A. Conte
Title:	CEO

/s/ Praving Chaturvedi
FOR AND ON BEHALF OF INDUS PHARMACEUTICALS INC.
By:	Pravin Chaturvedi
Title:	CEO

/s/ [name of signatory]
FOR AND ON BEHALF OF IL&FS TRUST COMPANY LIMITED
BY THE HAND OF AUTHORISED REPRESENTATIVE OF IL&FS INVESTMENT MANAGERS LIMITED
By:
Title: